EXHIBIT 11.01

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                         Period from
                                                                         January 18,
                                                                            1995
                            Three months   Three months   Nine months   (inception)
                                ended          ended         ended          to
                            September 30,     September     September     September
                                1996         30, 1995      30, 1996      30, 1995
                            ------------    ----------    ------------    ----------
Weighted average shares
   and common equivalent
   shares outstanding .....   5,387,924       4,220,659     5,383,962      4,078,745

Adjustment to give effect
   to shares sold
   pursuant to a private
   placement subsequent
   to March 31, 1995 as
   outstanding since
   January 18, 1995,
   using treasury stock
   method .................                     232,784                      351,046

Adjustment to give effect
   to shares issued in
   connection with the
   bridge loans as
   outstanding since
   January 18, 1995,
   using treasury stock
   method .................                      8,750                         8,750

Adjustment to effect to
   the shares optioned to
   key employees,
   directors and
   consultants prior to
   the initial public
   offering as
   outstanding since
   January 18, 1995,
   using the treasury
   stock method ...........                    875,000                       875,000
                            ------------    ----------    ------------    ----------
Total                          5,387,924     5,337,193       5,383,962     5,313,541
                            ============    ==========    ============    ==========
Net Loss                    $ (1,147,432)   $ (554,681)   $ (3,658,233)   $ (658,207)
                            ============    ==========    ============    ==========
Per-share amount            $      (0.21)   $    (0.10)   $      (0.68)   $    (0.12)
                            ============    ==========    ============    ==========